                                                                   Exhibit 10.28
                                                                   -------------

                         STOCKHOLDER/OPTIONEE AGREEMENT

         AGREEMENT made and entered into, as of October 11, 2001, by and among ATC Mexico Holding Corp., a Delaware corporation ("Holding"), American Tower Corporation, a Delaware corporation ("ATC"), American Tower International, Inc., a Delaware corporation ("ATC International"), J. Michael Gearon, Jr., an individual residing in Atlanta, Georgia ("Gearon") and the Persons who from time to time execute a counterpart of this Agreement (individually a "Stockholder" and collectively the "Stockholders" which terms shall include Gearon in his capacity as such).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, ATC and Gearon desire to provide for the organization, funding and management of Holding;

         WHEREAS, the Stockholders other than Gearon will be acquiring from Holding, and Holding will issue to such Stockholders, pursuant to a 2001 Stock Option Plan (the "Plan") to be adopted pursuant to the provisions of Section 8, an option (individually an "Option" and collectively the "Options") to acquire shares of Holding Common Stock; and

         WHEREAS, Holding is unwilling to grant the Options, or to permit their exercise, without the assurances with respect to its ability to acquire the Option and/or Common Stock on the terms and conditions of this Agreement and with respect to investment intent provided herein; and

         WHEREAS, the Stockholders are unwilling to accept or exercise, as the case may be, the Option without assurances of the ability to dispose of the Holding Securities on the terms and conditions of this Agreement;

         WHEREAS, it is in the best interests of Holding and of all of the owners of shares of Holding Common Stock to ensure the business success of Holding through the preservation and encouragement of harmonious relationships within Holding; and

         WHEREAS, the parties agree that these goals will be furthered by providing for certain restrictions as to the transferability of the shares of Holding Common Stock owned by the holders thereof and by providing for succession of ownership thereof;

         NOW, THEREFORE, in consideration of the premises, of the mutual covenants hereinafter set forth, as a condition to the grant and/or exercise of the Options, and other valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         Section 1. Definitions. As used herein, unless the context otherwise
                    -----------
requires, the terms used herein which are not defined herein and are defined in Appendix A shall have the respective meanings set forth in Appendix A. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each document or other instrument executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to this

Agreement as a whole and not a particular section, and references to "this Section" are intended to refer to the entire section and not a particular subsection thereof.

         Section 2. Representations and Warranties of Parties. Each of the
                    -----------------------------------------
parties represents and warrants as follows:


                  (a) Authority to Execute and Perform Agreements. Such party
                      -------------------------------------------
         (if an Entity) has been duly organized and is validly existing as an Entity in good standing in its jurisdiction of organization as indicated in the preamble of this Agreement and has all requisite power and authority (corporate, partnership, limited liability company, and other) and has in full force and effect all governmental authorizations and private authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement. The execution and delivery of this Agreement by such party (if an Entity) have been duly authorized by all requisite corporate, partnership, limited liability company, or other organizational action, if any, on the part of such party. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (c) No Conflict; Required Filings and Consents. Neither the
                      ------------------------------------------
         execution and delivery by such party of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the terms, conditions and provisions hereof by such party:

                           (i) will conflict with, or result in a breach or
                  violation of, or constitute a default under, any applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any acceleration in, any organization document (in the case of an Entity), governmental authorization or material agreement of such party;

                           (ii) will result in or permit the creation or
                  imposition of any Lien upon any property or asset of such party; or

                           (iii) will require any approval or action of, or
                  filing with, any governmental authority.

         Section 3. Funding Covenants of ATC and Gearon. ATC and Gearoncovenant
                    -----------------------------------
and agree as follows:


                  (a) ATC Additional Common Stock Investments. If ATC and/or its
                      ---------------------------------------
         Affiliates have not, on or prior to the date hereof, invested an aggregate of US$88,000,000 in Holding, ATC will, at such time and from time to time as required to finance the business and operations of Holding, cause ATC International (or another Affiliate of ATC) to purchase additional shares of Holding Common Stock; provided, however, that in no event shall ATC and its Affiliates be required or, without the written consent of Gearon, permitted to invest more than an aggregate of US$88,000,000 in Holding Common Stock. Payment for all such shares shall be in the form of wire transfer of immediately available funds.

          (b) Additional Gearon Investments. If Gearon has not, on or prior to
              -----------------------------
          the date hereof, invested an aggregate of US$8,400,000 in Holding, he will, simultaneously with ATC making additional purchases of Holding Common Stock, purchase additional shares of Holding Common Stock such that Gearon shall on each such occasion purchase, at the same price per share as ATC, eighty-four nine hundred sixty-fourth (84/964th) of the number of shares being purchased by ATC; provided, however, that in no event shall Gearon be required to invest more than an aggregate of US$8,400,000 in Holding Common Stock or to make any other investment in Holding. Payment for all such shares shall be in the form of wire transfer of immediately available funds to the extent of twenty percent (20%) of each purchase and the balance in the form of a promissory note in the form attached hereto and made a part hereof as Exhibit A (the "Gearon Note"); provided, however, that Gearon shall
          (i) have the right, at his sole discretion, to make payment for all such shares in the form of wire transfer of immediately available funds, and (ii) not, except as hereinafter provided, be obligated to invest more than US$1,680,000 in the form of cash. Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, Gearon shall be required to make payment in full in the form of wire transfer of immediately available funds for all shares of Holding Common Stock proposed to be sold or otherwise Transferred (other than any pledge by it to Holding pursuant to the Pledge Agreement) by him pursuant to any provision of this Agreement prior to any such sale or Transfer.

                  (c) ATC Other Investments. ATC shall have the right, but not
                      ---------------------
         the obligation, to provide, or to cause ATC International (or another Affiliate of ATC) to provide, additional funds as are required, from time to time, to finance the business and operations of Holding. If ATC elects, in its sole discretion, to provide (or cause to be provided) such funds, they shall be invested in either 10% subordinated notes (which shall be prepayable at any time by Holding and shall be nonrecourse to Gearon and the other Stockholders) or nonconvertible preferred stock (bearing dividends at 10% of its purchase price), at ATC's option. The other terms and conditions of the subordinated notes or preferred stock shall be commercially reasonable under the circumstances at the time of issuance. Payment for all such investments shall be in the form of wire transfer of immediately available funds.

                  (d) Third Party Investments/Equity Investments. ATC and Gearon
                      ------------------------------------------
         will consider, from time to time, the possibility of issuing and/or selling shares of Holding Common Stock or other forms of equity participation to individuals involved solely in the business, management and operation of Holding in Mexico (and not in the business, management or operations of any Affiliate of Holding other than those doing business solely in Mexico), it being the understanding of the parties that any such participation would dilute, on a pro rata basis, the interests of ATC and Gearon.


         Section 4. Designation of Directors; Voting Agreement; Corporate
                    -----------------------------------------------------
Governance. Each of the parties covenants and agrees with the other parties as
---------
follows:

                  (a) The Board of Directors of Holding (the "Holding Board") shall be composed at all times of three (3) persons. ATC International shall be entitled to designate for nomination for election, and have elected, to the Holding Board two persons who shall be the Chief Executive Officer and the Chief Financial Officer of ATC, unless the Board of Directors of ATC International shall otherwise determine. Gearon shall be entitled to designate for nomination for election, and have elected, to the Holding Board one person who shall be Gearon, unless Gearon shall otherwise determine with the prior approval of ATC, such approval not to be unreasonably withheld, delayed or conditioned.

                  (b) Holding shall provide ATC International and Gearon with at least twenty (20) days' prior notice in writing of any intended mailing of notice to stockholders for a meeting at which directors are to be elected. ATC and Gearon shall notify Holding in writing within ten (10) days of actual receipt of such notice of the person designated by him as nominee for election as a director. In the absence of any notice from ATC International or Gearon, as the case may be, the director or directors then serving and previously designated by him shall be deemed to have been redesignated.

                  (c) Any director designated by ATC International or Gearon shall be subject to removal for cause by the vote of (i) the directors of Holding to the extent permitted by applicable Law or (ii) the stockholders of Holding in accordance with applicable Law. ATC International and Gearon shall also be entitled to require that any member of the Holding Board so designated by it or him pursuant to this Section be removed or replaced by it or him.

                  (d) In the event any designee for nomination of ATC International or Gearon as director shall cease for any reason to serve as a director, including without limitation removal pursuant to the preceding paragraph or resignation, ATC International or Gearon, as the case may be, shall have the right to designate a replacement to fill such vacancy upon notice to Holding. Holding shall, unless Holding Board shall have elected such designee to Holding Board, solicit stockholder approval for the election of such nominee as a director in accordance with the provisions of this Section.

                  (e) ATC International and Gearon covenant and agree that so long as the other has the right to nominate a director to Holding Board in accordance with the provisions of this Agreement, at any meeting of the stockholders of Holding, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Holding, to vote all of the shares of capital stock of Holding entitled to vote thereon then owned or controlled by such Person in favor of the election of the nominee or nominees of the other pursuant to the provisions of this Section.

                  (f) ATC International covenants and agrees that, until the occurrence of a Forfeiture Event or the earlier termination by Gearon of his employment with Holding, whether with or without Good Reason, it will cause its nominees as directors to vote for the election of Gearon as president of Holding. It is also the understanding of the parties, that Gearon's compensation shall, taking into account the compensation to be paid to him by Other Holding, ATC and its subsidiaries, be determined annually by the Holding Board, all of which (other than US$100,000 (subject to proportionate increased based on future increases for other ATC senior management), which is to be paid by ATC) shall be paid by Holding or Other Holding.

         Section 5. Restrictions on Transfers of Holding Securities. Without the
                    -----------------------------------------------
written consent of ATC, except in accordance with the provisions of Section 6 or pursuant to a Permitted Transfer, neither Gearon nor any other Stockholder shall Transfer all or any part of the Holding Securities at the time held by it to any Person (a) prior to July 1, 2006 and (b) thereafter except in accordance with the provisions of Section 7.

         Section 6. Put and Call; Tagalong Right.
                    ----------------------------

         (a) Gearon Put. Gearon may, at any time after the soonest to occur of
             ----------
(i) July 1, 2004, (ii) an ATC Change of Control, (iii) a Holding Change of Control, or (iv) his death or Disability, require ATC to purchase at the Put/Call Price for the Holding Securities of all but not less than all of the Holding

Securities then owned by him. Any such election (which may not, in any event, be made prior to the date that is six (6) months and one (1) day after the date of this Agreement) shall be made by written notice from Gearon to ATC (the "Put Notice") of its election to that effect. Gearon shall send a copy of the Put Notice to each of the other Stockholders. In such event, each of the other Stockholders shall have the right, exercised by written notice to ATC delivered within twenty (20) days of the mailing of the Put Notice to him, to require ATC to purchase at the Put/Call Price for the Holding Securities to be sold by such Stockholder (an "Electing Put Stockholder") all but not less than all of the Holding Securities then owned by each Electing Put Stockholder. Gearon may give the Put Notice at any time after December 31, 2003. For purposes of this Section 6(a), the Put/Call Price shall be determined as of the later of July 1, 2004 or the date of the Put Notice; provided, however, with respect to each Electing Put Stockholder who has not held the Holding Securities proposed to be sold by him for a period of at least six (6) months and one (1) day as of the date of the Put Notice, the Put/Call Price shall be determined as of the date such Holding Securities were held by him for a period of at least six (6) months and one (1) day.

         The closing pursuant to this Section shall occur at 10:00 a.m., local time, on the later of July 1,2004 or the sixtieth (60th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the date of receipt by ATC of the Put Notice, at the principal executive offices of ATC, or such other time, date and place as ATC and Gearon shall reasonably agree (notice of which shall be given by ATC to each Electing Put Stockholder); provided, however, notwithstanding the foregoing, if, on the proposed closing date, any Electing Stockholder has not held the Holding Securities proposed to be sold by him for a period of at least six (6) months and one (1) day, then the closing with respect to those Holding Securities shall occur at 10:00 a.m., local time, on the tenth (10th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the expiration of such six (6) months and one
(1) day. Each of the following (unless and except to the extent waived by ATC and Gearon) shall be a condition of the obligation of ATC, Gearon and each Electing Put Stockholder to proceed with any such purchase and sale: (i) ATC and Gearon shall have obtained all lender and other third-party consents, if any, required in connection with such purchase and sale, (ii) there shall be no suit, action or proceeding pending on the date of closing before or by any court or other governmental authority seeking to restrain or prohibit, or material damages or other relief in connection with, the purchase and sale, and (iii) ATC, Gearon and the Electing Put Stockholders shall have entered into a securities purchase agreement in form, scope and substance customary in comparable transactions and reasonably satisfactory to ATC and Gearon, including representations and warranties, covenants, closing certificates and opinions, and indemnities.

         (b) ATC Call. ATC may, at any time after (i) July 1, 2005, require
             --------
Gearon to sell at the Put/Call Price and each other Stockholder to sell at the Put/Call Price for the Holding Securities to be sold by him all but not less than all of the Holding Securities then owned by him, or (ii) the soonest to occur of (x) the death or Disability of Gearon, (y) a Gearon Termination Event, or (z) a Forfeiture Event require each member of the Gearon Group to sell at the Put/Call Price all but not less than all of the Holding Securities then owned by him. Any such election (which may not, in any event, be made prior to the date that is six (6) months and one (1) day after the date of this Agreement) shall be made by written notice from ATC to Gearon and, as applicable, each other Stockholder (the "Call Notice") of his election to that effect. ATC may give the Call Notice at any time after December 31, 2004. For purposes of this Section 6(b), the Put/Call Price shall be determined as of the later of July 1, 2005 or the date of the Call Notice; provided, however, with respect to each other Stockholder who has not held the Holding Securities proposed to be sold by him for a period of at least six (6) months and one (1) day as of the date of the Call Notice, the Put/Call Price shall be determined as of the date such Holding Securities were held by him for a period of at least six (6) months and one (1) day. The closing pursuant to this Section shall occur at 10:00 a.m., local time, on the later of July 1, 2005 or the sixtieth (60th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the date of receipt by Gearon and, as applicable, the other Stockholders of the Call Notice, at the principal executive offices of ATC, or such other time, date and place as ATC and Gearon shall reasonably agree (notice of which shall be given by ATC to each other Stockholder); provided, however, notwithstanding the foregoing, if, on the proposed closing date, any other Stockholder has not held the Holding Securities proposed to be sold by him for a period of at least six (6) months and one (1) day, then the closing with respect to those Holding Securities shall occur at 10:00 a.m., local time, on the tenth (10th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the expiration of such six (6) months and one(1) day. Each of the following (unless and except to the extent waived by ATC and Gearon) shall be a condition of the obligation of ATC, Gearon and, as applicable, the other Stockholders to proceed with any such purchase and sale: (i) ATC and Gearon shall have obtained all lender and other third-party consents, if any, required in connection with such purchase and sale, (ii) there shall be no suit, action or proceeding pending on the date of closing before or by any court or other governmental authority seeking to restrain or prohibit, or material damages or other relief in connection with, the purchase and sale, and (iii) ATC, Gearon and, as applicable, the other Stockholders shall have entered into a securities purchase agreement in form, scope and substance customary in comparable transactions and reasonably satisfactory to ATC and Gearon, including representations and warranties, covenants, closing certificates and opinions, and indemnities.

         (c) Closing. At the closing Gearon and, as applicable, the Electing Put
             -------
Stockholders or the other Stockholders shall convey the Holding Securities to be sold by it, properly endorsed for transfer, free of all Liens, and the applicable Put/Call Price shall be paid by wire transfer of immediately available funds or, at the election of ATC, shares of ATC Common Stock, or any combination thereof. If the Gearon Note or any note from any Electing Stockholder under Section 6(a) or any other Stockholder under Section 6(b) is not paid in full at the closing in connection with the purchase of the Holding Securities, ATC shall be entitled to apply the purchase price to the payment of the unpaid principal amount thereof together with interest accrued and unpaid to the closing. If any shares of ATC Common Stock are so delivered, they shall be
(i) valued at Fair Market Value as of the applicable closing date and (ii) entitled to the benefit of the ATC Registration Rights Agreement. At the election of ATC, the Holding Securities to be purchased may be acquired in the name of one or more nominees, including without limitation Holding (whether or not any such nominee is an Affiliate of ATC); provided, however, that any such nominee is designated by written notice given at least five (5) days prior to the date of closing.

         (d) Gearon and Other Stockholder Tagalong Right. In addition to the
             -------------------------------------------
rights of Gearon and the other Stockholders set forth in Section 6(a), if a Holding Change of Control is likely to occur, ATC shall give prompt written notice (the "Holding Change of Control Notice") of the likelihood of such occurrence to Gearon and the other Stockholders, which notice shall describe, in reasonable detail, the material terms and conditions of such transaction (the "Holding Change of Control Transaction"). As a condition to the consummation of any Transfer by ATC in connection with a Holding Change of Control Transaction, Gearon and each other Stockholder shall have the right, exercised by written notice to ATC within ten (10) business days of its receipt of the Holding Change of Control Notice, to participate in the Holding Change of Control Transaction on the same terms and conditions as ATC (i.e., to sell or otherwise transfer the same relative proportion of its holdings as is ATC for the same type and per share amount of consideration). If Gearon or any other Stockholder elects to participate in a Holding Change of Control Transaction, it shall be required to execute and deliver all of the documents executed and delivered by ATC and to be bound by all of the same terms and conditions. Without limiting the generality of the foregoing, if the Gearon Note or any note from any other Stockholder electing to participate in a Holding Change of Control Transaction is not paid in full at the closing in connection with a Holding Change of Control Transaction, the purchaser shall be entitled to apply the purchase price to the payment of the unpaid principal amount thereof together with interest accrued and unpaid to the closing. The failure of Gearon or any other Stockholder to give timely notice of its election to participate in a Holding Change of

Control Transaction in accordance with this Section 6(d) shall be deemed to be an irrevocable election by it not to so participate.

         Section 7. Right of First Refusal on Holding Securities. If at any time
                    --------------------------------------------
on or after July 1, 2006 (prior to which time any such Transfer is prohibited pursuant to the provisions of Section 5), Gearon or any other Stockholder (an "Electing Offering Stockholder") desires to Transfer any Holding Securities to any Third Party (the "Proposed Transfer"), it shall, prior to committing to the Proposed Transfer to any such Third Party, offer to sell such Holding Securities in accordance with the procedures, and upon the terms, set forth below.

                  (a) Gearon or the Electing Offering Stockholder shall send a written notice (a "Transfer Notice") to Gearon (in the case of an Electing Offering Stockholder), Holding and ATC, which Transfer Notice shall state that Gearon or the Electing Offering Stockholder intends to effect a Proposed Transfer and shall specify the number and class or type of Holding Securities (the "Offered Securities") subject to the Proposed Transfer, the name and address of the Third Party or Third Parties to whom such Transfer is proposed to be made (or if no particular Third Party is identified, then the general class of Persons to whom the Transfer is proposed to be made), a price per share which shall be the minimum price at which Gearon or the Electing Offering Stockholder proposes to effect the Proposed Transfer (the "Minimum Price") and the other material terms and conditions (including, without limitation, representations and warranties to be made and any indemnification to be provided) on which Gearon or the Electing Offering Stockholder proposes to Transfer the Offered Securities. The Transfer Notice shall contain an affirmation by Gearon or the Electing Offering Stockholder that it has a reasonable expectation of being able to effect a Transfer of the Offered Securities at the Minimum Price and on such other terms and conditions to such Third Party or Third Parties (or class of Persons), and shall recite the basis for such expectation. The Transfer Notice shall constitute an offer (the "First Refusal Offer") to Transfer the Offered Securities to Gearon (in the case of a proposed Transfer by an Electing Offering Stockholder), Holding (in the case of a proposed Transfer by Gearon and, to such extent, if any, that the First Refusal Offer is not accepted by Gearon, by an Electing Offering Stockholder), and, to such extent, if any, that the First Refusal Offer is not accepted by Holding, to Transfer the Offered Securities to ATC, in each case in accordance with this Section, for a cash price equal to one hundred percent (100%) of the Minimum Price and on other terms and conditions, if any, no less favorable to Gearon (in the case of a proposed Transfer by an Electing Offering Stockholder), Holding and ATC than those proposed to be offered to such Third Party or Third Parties (or class of Persons). If any portion of the consideration to be paid to Gearon or an Electing Offering Stockholder in the Proposed Transfer shall consist of assets other than cash, in determining the price the Offered Securities are to be offered to Gearon (in the case of a proposed Transfer by an Electing Offering Stockholder), Holding and ATC, the fair cash value of such assets shall be considered.

                  (b) Subject to Section 7(f), in the case of a proposed Transfer by an Electing Offering Stockholder, the right of first refusal may be exercised by Gearon by delivery of a written notice to such Electing Offering Stockholder, Holding and to ATC within twenty
         (20) days after receipt by Gearon of the Transfer Notice (the "Gearon Notice Period"), which notice shall state the number of Offered Securities Gearon intends to purchase pursuant to this paragraph (b). If Gearon fails to respond to an Electing Offering Stockholder within the Gearon Notice Period, the failure shall be deemed a rejection by Gearon of the First Refusal Offer.

                  (c) Subject to Section 7(f), the right of first refusal may be exercised by Holding by delivery of a written notice to Gearon or an Electing Offering Stockholder and to ATC within twenty (20) days after receipt by Holding of the Transfer Notice (the "Holding Notice Period"), which notice shall state the number of Offered Securities Holding intends to purchase pursuant to this paragraph (c). If Holding fails to respond to Gearon or an Electing Offering Stockholder within the Holding Notice Period, the failure shall be deemed a rejection by Holding of the First Refusal Offer.

                  (d) Subject to Section 7(f), to the extent Holding rejects the First Refusal Offer or exercises the right of first refusal with respect to fewer than all of the Offered Securities, ATC may exercise the First Refusal Offer, by delivery of a written notice to Gearon or an Electing Offering Stockholder within the Holding Notice Period with respect to the balance or all of the Offered Securities, as applicable. If ATC fails to respond to Gearon or an Electing Offering Stockholder within the Holding Notice Period, the failure shall be deemed a rejection of the First Refusal Offer.

                  (e) If the First Refusal Offer is accepted in its entirety by Gearon, Holding and/or ATC, the purchase of the Offered Securities by Gearon, Holding and/or ATC pursuant to this Section shall take place at 10:00 a.m., local time, at the principal executive offices of ATC, on such date within thirty (30) days after the expiration of the Holding Notice Period as Gearon, Holding and/or ATC shall notify Gearon or an Electing Offering Stockholder of in writing at least five (5) days prior to such closing, on the terms and conditions of the Proposed Transfer, and Gearon, Holding and/or ATC and Gearon or an Electing Offering Stockholder shall enter into a securities purchase agreement containing the Minimum Price and the other terms and conditions set forth in the Proposed Transfer. The Minimum Price for the Offered Securities purchased by Gearon, Holding and ATC shall be paid by wire transfer to Gearon or an Electing Offering Stockholder against receipt of a certificate or certificates representing all Offered Securities so purchased, properly endorsed for transfer, free and clear of all Liens. If the Gearon Note or any note from any Electing Offering Stockholder is not paid in full at the closing, Holding and/or ATC shall be entitled to apply the purchase price to the payment of a principal amount of the Gearon Note or any such other note, as applicable, in an amount determined by (i) multiplying the Minimum Price by (ii) a fraction (x) the numerator of which is the number of Offered Securities and (y) the denominator of which is the number of Holding Securities owned by Gearon or the Electing Offering Stockholder, as applicable, immediately prior to such Transfer, and Gearon or the Electing Offering Stockholder, as applicable, shall pay all accrued and unpaid interest on such principal amount to the closing. At the election of ATC, the Holding Securities, if any, to be purchased by it may be acquired in the name of one or more nominees (whether or not any such nominee is an Affiliate of ATC); provided, however, that any such nominee is designated by written notice given at least five (5) days prior to the date of closing.

                  (f) Any purchase of the Offered Securities by Gearon, Holding and/or ATC pursuant to this Section shall be conditioned (by Gearon or an Electing Offering Stockholder) upon Gearon, Holding and/or ATC exercising in the aggregate the right of first refusal with respect to all of the Offered Securities.

                  (g) Notwithstanding anything to the contrary contained herein, if Gearon, Holding and/or ATC have not exercised the right of first refusal with respect to all of the Offered Securities pursuant to this Section, then Gearon or an Electing Offering Stockholder may, subject to the provisions of Section 5, Transfer to the Third Party or Third Parties specified in the Notice (or to a member of the class of Persons described in the Notice) (the "Third Party Transferee") on the terms and conditions of the Proposed Transfer all but not less than all of the Offered Securities; provided, however, that such sale is consummated within ninety (90) days from the expiration of the Holding Notice Period; and provided further, however, that such Third Party Transferee shall agree, in writing, in advance with Gearon, Holding and ATC to be bound by and to comply with all applicable provisions of this Agreement to the same extent as if such Third Party Transferee were Gearon or an Electing Offering Stockholder, as applicable. If such sale is not consummated within such ninety (90)-day period, the restrictions provided for in this Section shall again become effective, and no Transfer of such Offered Securities may be made thereafter without again offering the same to Gearon, Holding and ATC in accordance with the terms and conditions of this Agreement. Any reduction in the Minimum Price or any material change in any of the other material terms and conditions of the Proposed Transfer favorable to the Third Party Transferee shall constitute a new Proposed Transfer and shall require Gearon or an Electing Offering Stockholder to comply with all of the provisions of this Section. It shall be a condition to the consummation of any Transfer of Offered Securities by Gearon to any Third Party Transferee pursuant to the provisions of this Section that Gearon shall have repaid a principal amount of the Gearon Note in an amount determined by (i) multiplying the cash proceeds (or the fair cash value of any non-cash proceeds) by (ii) a fraction (x) the numerator of which is the number of Offered Securities and (y) the denominator of which is the number of Holding Securities owned by Gearon immediately prior to such Transfer, together with all accrued and unpaid interest on such principal amount to the closing.

                  (h) The provisions of this Section shall not apply to any Transfer by Gearon or an Electing Offering Stockholder pursuant to
         Section 6.

         Section 8. Holding Stock Option Plan. Holding and ATC, jointly and
                    -------------------------
severally, covenant and agree that Holding will, as soon as reasonably practicable, adopt the Plan which will contain terms and conditions comparable to those of the 1997 Stock Option Plan, as amended, of ATC, except as follows:

                  (a) Number of Shares. The Plan will cover a number of shares
                      ----------------
         of Holding Common Stock equal to three and six-tenths percent (3.6%) of the number of shares of Holding Common Stock to be outstanding on a pro forma basis assuming all shares covered by the Plan were issued and outstanding.

                  (b) Prospective Optionees. Options will be granted from time
                      ---------------------
         to time to such individuals as may, from time to time, be an officer, employee or independent consultant or adviser to Holding and are approved by the Holding Board. ATC hereby approves the individuals listed in Schedule A attached hereto and made a part hereof as eligible to acquire Options.

                  (c) Certain Option Terms. Options will not, except as
                      --------------------
         hereinafter provided, vest prior to July 1, 2006, at which time they will vest in their entirety, will be subject to earlier vesting under certain circumstances, including the exercise by Gearon of the put pursuant to the provisions of Section 6(a) or the exercise by ATC of the call pursuant to the provisions of Section 6(b)(i), and will be cancelled in its entirety upon the termination of the optionee for cause or his terminating his employment other than for good reason.

                  (d) Noncompetition Agreements. It will be a condition of any
                      -------------------------
         grant of Options under the Plan that the optionee execute and deliver to Holding, a noncompetition agreement substantially in the form of the Gearon Noncompetition Agreement, modified, to the extent deemed reasonably necessary by Holding, to ensure compliance with Mexican law.

         Section 9. Miscellaneous Provisions.
                    -------------------------

         (a) Termination. This Agreement shall continue until, and shall
             ------------
terminate immediately upon, (a) execution of a written agreement of termination by (i) ATC and (ii) Gearon, so long as he or any member of the Gearon Group owns any Holding Common Stock, or, at such time as no member of the Gearon Group owns any Holding Common Stock, a majority in interest of the other Stockholders (on a fully diluted basis) or (b) ATC (and/or its Affiliates) owning all of the outstanding shares of Holding Common Stock.

         (b) Expenses. Whether or not the transactions contemplated hereby shall
             --------
be consummated, each party will pay all of its respective expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement.

         (c) Assignment; Successors and Assigns. This Agreement shall not be
             ----------
assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to any party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and any of the parties may assign its rights and remedies hereunder to any bank or other financial institution that has loaned funds or otherwise extended credit to it or any of its Affiliates. This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in this Section.

         (d) Notices and Communications. All notices and other communications
             --------------------------
which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be effective (i) five (5) days after being mailed by first-class, express mail, postage prepaid, (ii) the next day when sent by overnight by a nationally recognized overnight mail courier service,
(iii) upon confirmation when sent by telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or nationally recognized overnight mail courier service) written confirmation at substantially the same time as such rapid transmission, or (iv) upon delivery personally delivered to the receiving party (if an individual) or an officer or other responsible individual of the receiving party. All such communications shall be mailed, set or delivered as set forth below or at such other addresses as the party entitled thereto shall have designated by notice as herein provided.

                  (i) if to Holding or ATC, at 116 Huntington Avenue, Boston, Massachusetts 02116 Attention: Chief Executive Officer and Chief Financial Officer, Telecopier No.: (617) 375-7575 with a copy (which shall not constitute notice to ATC or Holding) to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention:
         William J. Curry, Esq., Telecopier No.: (617) 338-2880);

                  (ii) if to Gearon, at 3200 Cobb Galleria Parkway, Suite 205, Atlanta, Georgia 30339, Telecopier No: (770) 952-4999 with a copy (which shall not constitute notice to Gearon) to King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, Attention: John L Graham, Esq., Telecopier No.: (212) 556-2222); and

                  (iii) if to any other Stockholder, at his address as it appears on the stock register of Holding.

         (e) Amendments and Waivers. Changes in or additions to this Agreement
             ----------------------
may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of any party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

         (f) Governing Law. The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by, and construed in accordance with, the applicable Laws of the United States of America and the Laws of the State of Delaware applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         (g) Entire Agreement. This Agreement (including the Exhibits)
             ----------------
constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

         (h) Specific Performance; Other Rights and Remedies. Each party
             -----------------------------------------------
recognizes and agrees that in the event any other party should refuse to perform any of its obligations under this Agreement, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         (i) Saturdays, Sundays, Holidays, etc. If the last or appointed day for
             ---------------------------------
taking of any action required or permitted hereby shall be day other than a Business Day, then such action may be taken on the next succeeding Business Day.

         (j) Headings; Counterparts. The headings contained in this Agreement
             ----------------------
are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         (k) Severability. If any provision of this Agreement shall be held or
             ------------
deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled and consummated to the maximum extent possible.

         (l) Further Acts. Each party agrees that at any time, and from time to
             ------------
time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such other agreements, instruments and documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder. Without limiting the generality of the foregoing, ATC agrees to use its reasonable business efforts to secure all consents and approvals required from its lenders or others holding its debt instruments to the extent necessary to enable it to perform its obligations under this Agreement, including without limitation any purchase of the Holding Securities from Gearon or any other Stockholder.

         (l) Legend on Certificate. Each party acknowledges that no Transfer of
             ---------------------
any of the shares of Holding Common Stock held by it may be made except in compliance with applicable federal and state securities laws. All the certificates or other instruments representing any of such shares that are now or hereafter held by such party shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THOSE LAWS. THE SECURITIES ARE ALSO SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS, INCLUDING BUT NOT LIMITED TO RESTRICTIONS ON TRANSFER, SET FORTH IN AN AGREEMENT AMONG THE HOLDER, THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST."

         (m) Effectiveness of Transfers. Any Holding Securities transferred by
             --------------------------
any party to this Agreement shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of its transferor (including in the case of a Gearon Holder all of those of Gearon) under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a party to this Agreement on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 9(n). No Transfer of Holding Securities shall be recorded on Holding's books and records, and no such Transfer shall be otherwise effective, unless such Transfer is made in accordance with the terms and conditions of this Agreement, and Holding is hereby authorized by all of the parties to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement. No actual or purported Transfer of any Holding Securities (or any portion thereof), nor any right thereto, whether voluntary or involuntary, direct or indirect, which is in violation of any provision of this Agreement shall be valid or effective to grant any Person any right, title or interest in or to such Holding Securities (or portion thereof) or any rights as a stockholder of Holding. Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, (i) no ATC Holder other than ATC shall have any obligation under Section 3 or 6, it being the intent of the parties that any such ATC Holder shall be obligated only under Sections 4 and 9, but any such ATC Holder may, except as it may have otherwise agreed in writing with ATC (or any other ATC Holder), exercise the rights of ATC (or any such ATC Holder) set forth in this Agreement, and (ii) ATC shall remain obligated, to the greatest extent applicable, under all Sections of this Agreement notwithstanding any Transfer of all or any part of the Holding Securities owned by it or any of its Affiliates.

         (n) Additional Stockholders. Any Person acquiring any shares of Holding
             -----------------------
capital stock shall on or before the Transfer or issuance to it of such shares, sign a counterpart signature page hereto in form reasonably satisfactory to Holding, Gearon and ATC and shall thereby become a party to this Agreement. Holding shall require each Person acquiring any shares of capital stock of Holding or an option, warrant or other right to purchase shares of capital stock of Holding under any option or other equity participation plan to execute a counterpart signature page hereto.

         (o) Power of Attorney. Gearon and each other Stockholder hereby
             -----------------
appoints ATC as its agent and attorney-in-fact, which appointment is coupled with an interest, and is irrevocable, for purposes of executing and delivering all such agreements, instruments and documents necessary or desirable in order to effectuate the provisions of this Agreement, including without limitation the right and power to transfer the Holding Securities of Gearon and such other Stockholder to ATC in accordance with the provisions of Sections 6 and 7. Notwithstanding the foregoing, if Gearon or any other Stockholder shall have given a good faith written notice to ATC specifying in reasonable detail that a bona fide dispute exists between the parties relating to the potential exercise of such power of attorney, ATC shall not be entitled to exercise it until further written notice from Gearon or such other Stockholder or a final, nonappealable judicial order or decision.

         (p) Mutual Drafting. This Agreement is the result of the joint efforts
             ---------------
of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof. Each of the parties is a sophisticated legal entity or individual that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the date and year first above written.

                                     ATC Mexico Holding Corp.


                                     By: /s/ Joseph L. Winn
                                        ---------------------------------

                                    Name:

                                    Title: Chief Financial Officer

                                    American Tower Corporation


                                    By: /s/ Steven B. Dodge
                                       ---------------------------------
                                         Name: Steven B. Dodge
                                         Title:   Chairman and CEO

                                   American Tower International, Inc.


                                   By: /s/ Steven B. Dodge
                                      ---------------------------------
                                       Name: Steven B. Dodge
                                       Title:   Chairman and CEO



                                     /s/ J. Michael Gearon, Jr.
                                     ------------------------------------
                                           J. Michael Gearon, Jr.

                                                                      APPENDIX A

          "Adjusted EBITDA" shall mean the excess of (a) the sum of (i) earnings before taxes, interest, and depreciation and amortization of Holding and (ii) interest income from the loan to TV Azteca S.A. de C.V. (or from comparable transactions) over (b) a reasonable allocation of administrative overhead of ATC and its subsidiaries, to the extent (i) ATC actually provides administrative services to Holding and (ii) expenses related to such services are not already deducted from earnings. Adjusted EBITDA shall, unless ATC and Gearon agree on the amount, be determined by the independent accountants of Holding, whose determination shall, unless objected to in writing by Gearon within ten (10) Business Days of the delivery of such determination, be binding and conclusive on all of the Parties. If Gearon shall so timely object, it shall have the right to submit the matter to an independent accounting firm reasonably acceptable to ATC and Gearon whose determination shall be binding and conclusive on all of the Parties and whose expenses shall be paid by Gearon unless its determination of Adjusted EBITDA is more than five percent (5%) greater than that determined by Holding's independent accountants in which event they shall be paid by ATC.

         "Affiliate", when used with respect to any Person, shall mean (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more on a consolidated basis of the equity or beneficial interests, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interests of such Person, (d) any executive officer or director of such Person, and (e) when used with respect to an individual, shall include a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

          "ATC" shall have the meaning given to it in the preamble.

         "ATC Change of Control" shall mean (a) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than any Person who is, as of the date hereof, an executive officer, director or the holder of five percent (5%) or more of the aggregate voting power of all classes of common stock of ATC, or any Affiliate of any such officer, director or holder, or any group of which any such officer, director, holder or Affiliate is a member, of more than fifty percent (50%), of the aggregate voting power of all classes of common stock of ATC, (b) Steven B. Dodge ceasing to act as either the Chairman of the Board of Directors or Chief Executive Officer of ATC, or (c) Gearon being required to report to any Person other than Steven B. Dodge, the Holding Board and the ATC Board of Directors.

          "ATC Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of ATC or any publicly traded class of common stock into which such stock shall have been converted or exchanged pursuant to any recapitalization, reorganization, merger, consolidation or similar event.

         "ATC Holder(s)" shall mean ATC, ATC International, any Affiliate of ATC or ATC International to whom any Holding Securities may from time to time be transferred and any other Person deriving its interest, directly or indirectly, in any Holding Securities from any of the foregoing, other than any Gearon Holder or other Stockholder.

         "ATC International" shall have the meaning given to it in the preamble.

         "ATC Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated February 25, 1999, as heretofore and hereafter amended.

         "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in Atlanta, Georgia and Boston, Massachusetts are permitted to be open for business.

         "Call Notice" shall have the meaning given to it in Section 6(b).

         "Core Business" shall mean the ownership, operation, construction, leasing and management of telecommunications towers and related businesses such as site acquisition and zoning activities, but shall exclude, without limitation, (a) marketing and sale of equipment and components, (b) providing integrated satellite and fiber network access services (i.e., teleports), and
(c) engineering services, such as wireless broadband and wireless network design and implementation; radio frequency network design; drive testing; performance engineering; technical planning for spectrum license holders; upgrading networks to 3G; transport engineering; and interconnection and microwave services.

         "Disability" shall mean a condition (mental or physical or both) which, in the good faith judgment of the Holding Board, renders Gearon, in his capacity as an executive officer of Holding, and by reason of incapacity (mental or physical or both) unable to perform properly his duties as such executive officer for a period of not less than six (6) months during any twenty-four (24) month period.

         "Electing Offering Stockholder" shall have the meaning given to it in
Section 6(a).

          "Electing Put Stockholder" shall have the meaning given to it in
Section 6(a).

         "Entity" shall mean any corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof.

         "Fair Market Value" shall mean, with respect to the ATC Common Stock,
(a) the average of the high and low reported sales prices, regular way, or, in the event that no sale takes place on any day, the average of the reported high and low bid and asked prices, regular way, in either case as reported on the principal stock exchange on which such stock is listed, or, if not so listed, on the Nasdaq National Market System; or (b) if such stock is not so listed, (i) the average of the high and low bid and high and low asked prices on each such day in the over-the-counter market as reported by Nasdaq, or (ii) if bid and asked prices for such security on any day shall not have been reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by ATC; in each case for the twenty (20) trading days ending five business days prior to the date as of which such Fair Market Value is being determined.

         "First Refusal Offer" shall have the meaning given to it in Section
7(a).

         "Forfeiture Event" shall mean any of the following acts (other than as a result of the death or Disability of Gearon) committed by Gearon:

                  (a) any willful or gross failure or refusal to perform, or any willful or gross misconduct in the performance of, any significant portion of his obligations, duties and responsibilities as an executive officer of Holding, the effect of which has been or reasonably could be expected to materially and adversely affect the business of ATC or any of its Affiliates, as determined in good faith by the ATC Board of Directors, and that (i) is incapable of cure, or (ii) has not been cured or remedied as promptly as is reasonably possible (and in any event within thirty (30) days) after written notice from the Holding Board to Gearon specifying in reasonable detail the nature of such failure, refusal or misconduct, or

                  (b) material breach of the provisions of Section 2, 3 or 4 of the Gearon Noncompetition Agreement which (i) is incapable of cure, or
         (ii) has not been cured or remedied promptly (and in any event within thirty (30) days) after written notice from the Holding Board to Gearon specifying in reasonable detail the nature of such breach, or

                  (c) Gearon is convicted of, pleads guilty or nolo contendero to any act of fraud, embezzlement or misappropriation or other crime involving moral turpitude in connection with his employment by Holding or any of its Affiliates intended by Gearon to result in substantial personal enrichment and which adversely affects the business of ATC or any of its Affiliates, all as determined in good faith by the ATC Board of Directors.

         "Gearon" shall have the meaning given to it in the preamble and shall, to the extent applicable, include his heirs, legal representatives and trustees.

         "Gearon Holder(s)" shall mean any member of the Gearon Group, any Affiliate of any of the foregoing or any other Person deriving its interest, directly or indirectly, from any member of the Gearon Group or any Affiliate of any of the foregoing, other than any ATC Holder.

          "Gearon Group" shall mean (a) Gearon, (b) any spouse, ancestor or descendant, or other relative (by blood, adoption or marriage, past or present), within the third degree of Gearon, (c) any Affiliate of any of the individuals included within clause (a) or (b), and (d) any trust for the benefit of any of the Persons included within clause (a), (b) or (c).

          "Gearon Notice Period" shall have the meaning given to it in Section 7(b).

         "Gearon Noncompetiton Agreement" shall mean the agreement, of even date, by and among, Holding, Other Holding, ATC and Gearon.

         "Gearon Note" shall have the meaning given to it in Section 3(b).

         "Gearon Termination Event" shall mean the termination by (a) Gearon of his employment with Holding other than a termination for Good Reason following an ATC Change of Control or a Holding Change of Control, or (b) Holding of Gearon's employment as a result of (i) a Forfeiture Event or (ii) a material breach by Gearon of any material provision of this Agreement, or any of the Related Documents which (x) is incapable of cure, or (y) has not been cured or remedied promptly (and in any event within thirty (30) days) after written notice from the Holding Board to Gearon, specifying in reasonable detail the nature of such breach.

         "Good Reason" shall mean:

                  (a) the assignment to Gearon of any duties inconsistent in any material respect with his position, authority, duties or responsibilities as contemplated in Section 4(f) or any other action by Holding, Other Holding or their Affiliates that results in a diminution, in any material respect, in such position, authority, duties or responsibilities; or

                  (b) an ATC Change of Control or a Holding Change of Control;
         or

                  (c) a material reduction in Gearon's compensation or other benefits (taking into account the compensation and other benefits from all Affiliates of Holding from whom he may, from time to time, receive compensation), the result of which is to place Gearon in a materially less favorable position as to such compensation and benefits compared to other employees of Holding and its Affiliates of similar stature and position; or

                  (d) any other failure by Holding or ATC to comply in any material respect with any material provision of this Agreement or by Other Holding or ATC to comply in any material respect with any material provision of the Other Agreement; or

                  (e) the failure of Gearon to be nominated as a director of ATC;

that (i) is incapable of cure, or (ii) has not been cured or remedied promptly (and in any event within thirty (30) days) after written notice to the Holding Board and ATC from Gearon specifying in reasonable detail the nature of such assignment, action, reduction or failure.

         "Holding" shall have the meaning given to it in the preamble

         "Holding Board" shall have the meaning given to it in Section 4(a).

         "Holding Change of Control" shall mean the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than ATC or any of its subsidiaries or any Person who is, as of the date hereof, an executive officer, director or the holder of five percent (5%) or more of the ATC Common Stock, or any Affiliate of any such officer, director or holder, or any group of which any such officer, director, holder or Affiliate is a member, of more than fifty percent (50%), of the voting power of all classes of common stock of Holding.

         "Holding Change of Control Notice" shall have the meaning given to it in Section 6(d).

         "Holding Change of Control Transaction" shall have the meaning given to it in Section 6(d).

          "Holding Common Stock" shall mean all shares of Common Stock, par value $.01 per share, of Holding.

         "Holding Notice Period" shall have the meaning given to it in Section 7(c).


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

          "Holding Securities" shall mean all shares of Holding Common Stock from time to owned by Gearon or any other Person other than the ATC Holders.

         "Holding Value" shall mean the fair market value of the Holding Common Stock, determined in accordance with this definition. The parties agree that the fair market value of the Holding Common Stock shall mean the price at which a willing seller would sell and a willing buyer would buy a comparable business as an ongoing business in an arm's length transaction (as a sale of the stock or, if applicable, other equity interests), determined as if Holding were a public company and the Holding Common Stock were publicly traded on a securities exchange in the United States of America and widely held at the time of such determination and without consideration of any restrictions or encumbrances or contractual rights relating to the equity securities thereof, and assuming all of the outstanding stock or, if applicable, other equity interests are to be sold in a single transaction. The Board of Directors of ATC has determined, and Gearon agrees, that the fair market value of the Holding Common Stock would be an amount equal to the excess, if any, of (a) fifteen (15) times the Adjusted EBITDA of Holding for the four fiscal quarters ended prior to the date of determination over (b) the sum of (i) the aggregate principal amount and accrued and unpaid interest on all Indebtedness for Money Borrowed of Holding, and (ii) the aggregate liquidation preference and accrued and unpaid dividends on all preferred stock of Holding, in each case as of the last day of such four fiscal quarters. The parties agree that the Board of Directors of ATC shall, from time to time, determine whether the foregoing valuation methodology is an appropriate one for determining Holding Value. If the ATC Board of Directors determines, after consultation with Gearon, that such valuation methodology no longer reflects the fair market value of the Holding Common Stock, it shall (a) determine such fair market value, (b) establish new valuation methodology, or
(c) establish other means for determining it, including without limitation by the appointment of an investment banking firm knowledgeable in the business in which Holding is engaged and reasonably acceptable to Gearon or, in the event they are unable to agree upon a single investment banking firm, each shall appoint one such firm and the two firms thus appointed shall select a third firm whose determination of such fair market value shall be binding and conclusive on the parties. Any such investment banking firm shall determine such fair market value based on the then existing facts and circumstances, including the existing business plan and projections of Holding. Holding shall pay all costs and expenses of any investment banking firm appointed pursuant to these provisions. ATC shall promptly advise Gearon of its determination. If the ATC Board of Directors makes a determination or establishes a new valuation methodology and such determination or valuation methodology results in a lower Holding Value than the valuation methodology set forth in this definition, Gearon shall have the right to have an independent investment banking firm appointed in accordance with the foregoing provisions of this definition. Anything in this definition to the contrary notwithstanding, for purposes of determining the fair market value of the Holding Common Stock, it shall be assumed that, and the valuation shall be based on the assumption that, the only business conducted by Holding was the Core Business. Without limiting the generality of the foregoing, there shall be excluded from the revenues and expenses of Holding for purposes of determining Holding Value all revenues and expenses (including without limitation any increased administrative costs, incremental taxes, and exchange rate fluctuations) attributable to any business that is not a Core Business and, to the extent that any item of revenue or expense is not specifically related to a Core or non-Core Business (e.g., revenue and expenses attributable to a "bundled" agreement), it shall be equitably allocated to each in accordance with generally accepted accounting principles.

         "Indebtedness for Money Borrowed" shall mean money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all indebtedness upon which interest charges are customarily paid by such Person, and all


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

indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or indebtedness represent Indebtedness for Money Borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, or (c) customer advance payments and customer deposits received in the ordinary course of business.

         "Law" shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; or (b) the common law, or other legal precedent.

          "Lien" shall mean any of the following: mortgage, lien (statutory or other), or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         "Minimum Price" shall have the meaning given to it in Section 7(a).

          "Noncompetition Agreement" shall mean the noncompetition agreement, dated as of the date hereof, in the form of Exhibit C hereto.

          "Offered Securities" shall have the meaning given to it in Section
7(a).

         "Option(s)" shall have the meaning given to it in the second Whereas paragraph.

         "Other Agreement" shall mean the agreement, of even date, by and among Other Holding, ATC, ATC International, and Gearon.

         "Other Holding" shall mean ATC South America Holding Corp., a Delaware corporation owned by ATC and Gearon in the same proportions as ATC and Gearon own Holding.

         "Other Note" shall mean the note attached to the Other Agreement as Exhibit A.

         "Other Pledge Agreement" shall mean the pledge agreement attached to the Other Agreement as Exhibit B.

         "Permitted Transfer" shall mean:

                  (a) a Transfer of any Holding Securities (other than an Option) by Gearon or any other Stockholder who is a natural person and such Person's spouse, children, parents or siblings (whether natural, step or by adoption) or to a trust solely for the benefit of one or more of any of such Persons, so long as such Person is the sole trustee of such trust;

                  (b) a Transfer of Holding Securities between or among the Stockholders ; and

                  (c) a Transfer of Holding Securities between Gearon or any other Stockholder who is a natural person and such Person's legal representatives, guardians or conservators.

No Permitted Transfer shall be effective unless and until the transferee of the Holding Securities so transferred executes and delivers to Holding an executed counterpart of this Agreement pursuant to the provisions of Section 9(n).

         "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold any Holding Securities pursuant to a Permitted Transfer, and shall include the Persons listed on Schedule A attached hereto so long as they are employees of Holding or any Affiliate of Holding.

         "Person" means an individual or Entity.

         "Plan" shall have the meaning given to it in the second Whereas paragraph.

          Pledge Agreement" means the Pledge Agreement attached to this Agreement as Exhibit B.

          "Proposed Transfer" shall have the meaning given to it in Section 7.

         "Put/Call Price" shall mean, with respect to Holding Securities owned by any Stockholder, the amount derived by multiplying (i) the Holding Value by
(ii) a fraction (x) the numerator of which is the number of shares of Holding Common Stock represented by the Holding Securities held by such Stockholder and
(y) the denominator of which is the aggregate number of shares of Holding Common Stock at the time outstanding.

         "Put Notice" shall have the meaning given to it in Section 5(a).

         "Related Documents" shall mean the Other Agreement, the Note, the Other Note, the Noncompetition Agreement, the Pledge Agreement, and the Other Pledge Agreement.

         "Stockholder(s)" shall have the meaning given to it in the preamble.

          "Third Party" means any Person other than Holding or ATC (or any of its Affiliates).

         "Third Party Transferee" shall have the meaning given to it in Section 7(g).

         "Transfer" shall mean to transfer, issue, sell, assign, pledge, hypothecate, give, grant or create a security interest in or lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Holding Securities.

         "Transfer Notice" shall have the meaning given to it in Section 7(a).


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